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                                                                  EXHIBIT 10.140

              AMENDMENT NUMBER ONE TO LOAN AND SECURITY AGREEMENT

         This Amendment Number One to Loan and Security Agreement ("Amendment") is entered into as of December 1, 2000, by and between BLUEGREEN CORPORATION, f/k/a Patten Corporation, a Massachusetts corporation ("Borrower"), and FOOTHILL CAPITAL CORPORATION, a California corporation ("Foothill"), in light of the following:

         FACT ONE: Borrower and Foothill have previously entered into that certain Amended and Restated Loan and Security Agreement, dated as of September 23, 1997 (the "Agreement").

         FACT TWO: Borrower and Foothill desire to amend the Agreement as provided for and on the conditions herein.

         NOW, THEREFORE, Borrower and Foothill hereby amend and supplement the Agreement as follows:

         1. DEFINITIONS. All initially capitalized terms used in this Amendment shall have the meanings given to them in the Agreement unless specifically defined herein.

         2. AMENDMENTS.

                  (a) The following new definition is added to Section 1.1 of the Agreement:

                           ""APPROVED LAND PROJECTS" means a parcel or parcels
of land purchased or to be purchased by Borrower for development and subsequent resale to the public, the identity of which is acceptable to Foothill in its sole and absolute discretion, to be funded with a Land Inventory Advance."

                  (b) The definition of Land Inventory Borrowing Base in Section
1.1 of the Agreement is deleted in its entirety and the following substituted in its place and stead:

                           ""LAND INVENTORY BORROWING BASE" means an amount
equal to the LESSER of (a) Ten Million Dollars ($10,000,000.00), OR (b) seventy percent (70%) of the acquisition costs of the real property being funded (provided however that in computing the acquisition costs, fees paid to an Affiliate shall be limited to usual and customary charges for such services), OR
(c) seventy percent (70%) of the Orderly Liquidation Value of the Real Property Collateral."



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                  (c) The definition of Maximum Amount in Section 1.1 of the
Agreement is deleted in its entirety and the following substituted in its place and stead:

                           ""MAXIMUM AMOUNT" means the sum of Thirty Million
Dollars ($30,000,000). "

                  (d) Subparagraph (d) of the definition of Permitted Liens in
Section 1.1 of the Agreement is deleted in its entirety and the following substituted in its place and stead:

                           "(d) purchase money security interests for personal
property, and for land and improvements acquired, and liens of lessors under capitalized leases to the extent that the acquisition or lease of the underlying asset was permitted under SECTION 7.10, and so long as the security interest or lien only secures the purchase price of the asset, and provided further that liens on Real Property Collateral shall not be a Permitted Lien; "

                  (e) Section 2.1(a) of the Agreement is deleted in its entirety and the following substituted in its place and stead:

                           "In addition to the Land Inventory Advances set forth
in Section 2.2 hereof, and the Term Loan and B Line Advances set forth in
Section 2.3 hereof, subject to the terms and conditions of this Agreement, and further for a period through and including December 31, 2003 only, and further provided Borrower is not in default hereunder (subject to grace periods, if any), including, specifically, Section 6.13 hereof, Foothill agrees to make advances to Borrower upon the pledge to Foothill of the Pledged A Notes ("A Line Advances") in an amount not to exceed the A Line Borrowing Base. "

                  (f) Section 2.2(a) of the Agreement is deleted in its entirety and the following substituted in its place and stead:

                           "In addition to the advances set forth in Sections
2.1 and 2.3 hereof, subject to the terms and conditions of this Agreement, and provided Borrower is not in default hereunder (subject to grace periods, if any), including, specifically, Section 6.13 hereof, Foothill agrees to make NON-REVOLVING advances to Borrower in an amount not to exceed the Land Inventory Borrowing Base ("Land Inventory Advances") to enable it to buy and develop Approved Land Projects for subsequent resale to the public. Land Inventory Advances shall be used for this and for no other purpose. All such acquired assets shall become Collateral. At Foothill's request, Borrower shall execute a Secured Promissory Note to evidence the borrowings under this Section 2.2 "




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                  (g) Section 2.3(a) of the Agreement is deleted in its entirety and the following substituted in its place and stead:

                           "In addition to the A Line Advances set forth in
Section 2.1 hereof and the Land Inventory Advances set forth in Section 2.2 hereof, subject to the terms and conditions of this Agreement, and for a period through and including December 31, 2003 only, and further provided Borrower is not in default hereunder (subject to grace periods, if any), including, specifically, Section 6.13 hereof, Foothill agrees to make advances to Borrower upon the pledge to Foothill of the Pledged B Notes ("B Line Advances") in an amount not to exceed the lesser of (i) Five Million Dollars ($5,000,000); or
(ii) the B Line Borrowing Base."

                  (h) The LAST sentence of Section 2.4(a) of the Agreement is deleted in its entirety and the following substituted in its place and stead:

                           "The Obligations arising out of Land Inventory
Advances set forth in Section 2.2 shall bear interest on the average Daily Balance, at a rate of one (1) percentage point above the Reference Rate. "

                  (i) Section 2.4(c) of the Agreement is deleted in its entirety and the following substituted in its place and stead:

                           "IN NO EVENT SHALL THE RATE OF INTEREST CHARGEABLE
HEREUNDER BE LESS THAN EIGHT PERCENT (8%) PER ANNUM. IN ADDITION THERETO, THE AMOUNT OF INTEREST ACCRUED AND PAYABLE TO FOOTHILL ON THE A LINE ADVANCES SHALL BE NO LESS THAN FIFTEEN THOUSAND DOLLARS ($15,000) PER MONTH; PROVIDED, HOWEVER, THAT IF BORROWER SEEKS TO CAUSE ALL OF THE PLEDGED NOTES TO BE RELEASED IN ACCORDANCE WITH THE PROVISION OF SECTION 4.8 HEREOF, THERE SHALL BE NO MONTHLY MINIMUM INTEREST PAYMENTS AS SET FORTH IN THIS SENTENCE FOR THE TWO MONTHS IMMEDIATELY FOLLOWING SUCH RELEASE, WITH A FIVE THOUSAND DOLLAR ($5,000) PER MONTH MINIMUM FOR THE THIRD MONTH FOLLOWING RELEASE, A TEN THOUSAND DOLLAR ($10,000) PER MONTH MINIMUM FOR THE FOURTH MONTH FOLLOWING RELEASE, AND A FIFTEEN THOUSAND DOLLAR ($15,000) PER MONTH MINIMUM FOR EVERY MONTH THEREAFTER. TO THE EXTENT THAT INTEREST ACCRUED HEREUNDER AT THE RATE SET FORTH HEREIN (INCLUDING THE MINIMUM INTEREST RATE) WOULD YIELD LESS THAN THE FOREGOING MINIMUM AMOUNT, THE INTEREST RATE CHARGEABLE HEREUNDER FOR THE PERIOD IN QUESTION AUTOMATICALLY SHALL BE DEEMED INCREASED TO THAT RATE THAT WOULD RESULT IN THE MINIMUM AMOUNT OF INTEREST BEING ACCRUED AND PAYABLE HEREUNDER."




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                  (j) Section 2.4(d) of the Agreement is amended by renumbering the paragraph contained therein to 2.4(d)(i) and adding the following additional paragraph 2.4(d)(ii):

                           "2.4(d)(ii) In addition to the other payments
required herein, Borrower shall make quarterly minimum principal payments on the sums borrowed pursuant to SECTION 2.2 herein in the amount of Three and Three-Quarters Percent (3.75%) of each initial funding of a Land Inventory Advance, commencing on the third month anniversary of each initial funding under
SECTION 2.2, and continuing on every third month anniversary thereafter during the term hereof. Payments received pursuant to SECTION 4.7 herein shall be credited against such minimum quarterly principal payments."

                  (k) Section 3.5 of the Agreement is deleted in its entirety and the following substituted in its place and stead:

                           "TERM. This Agreement shall become effective upon the
execution and delivery hereof by Borrower and Foothill and shall continue in full force and effect for a term ending on December 31, 2005. The foregoing notwithstanding, Foothill shall have the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default."

                  (l) Section 6.8(a) of the Agreement is deleted in its entirety and the following substituted in its place and stead:

                           "FINANCIAL COVENANTS. Maintain Tangible Net Worth of
at least Seventy-Five Million Dollars ($75,000,000), measured on a fiscal quarter-end basis; and"

                  (m) Section 6 of the Agreement is amended by adding the following SECTION 6.15:

                           "6.15 BORROWER'S BUSINESS PROJECTIONS. On or before
the dates set forth below, for the fiscal year listed next to each such date, Borrower shall provide a business plan and business projections, in form, detail, and substance satisfactory to Foothill:

                   April 30, 2001                     2002
                   April 30, 2002                     2003
                   April 30, 2003                     2004
                   April 30, 2004                     2005
                   April 30, 2005                     2006  "



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         3. REPRESENTATIONS AND WARRANTIES. Borrower hereby affirms to Foothill that all of Borrower's representations and warranties set forth in the Agreement are true, complete and accurate in all respects as of the date hereof.

         4. NO DEFAULTS. Borrower hereby affirms to Foothill that no Event of Default has occurred and is continuing as of the date hereof.

         5. CONDITION PRECEDENT. The effectiveness of this Amendment is expressly conditioned upon receipt by Foothill of an executed copy of this Amendment.

         6. COSTS AND EXPENSES. Borrower shall pay to Foothill all of Foothill's out-of-pocket costs and expenses (including, without limitation, title fees, search fees, filing and recording fees, documentation fees, appraisal fees, travel expenses, and other fees, and the reasonable fees and expenses of its counsel) arising in connection with the preparation, execution, and delivery of this Amendment and all related documents.

         7. LIMITED EFFECT. In the event of a conflict between the terms and provisions of this Amendment and the terms and provisions of the Agreement, the terms and provisions of this Amendment shall govern. In all other respects, the Agreement, as amended and supplemented hereby, shall remain in full force and effect.

         8. COUNTERPARTS; EFFECTIVENESS. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed and delivered shall be deemed to be an original. All such counterparts, taken together, shall constitute but one and the same Amendment. This Amendment shall become effective upon the execution of a counterpart of this Amendment by each of the parties hereto. This Agreement may be executed and the signature pages telecopied between the parties. A telefacsimile signature is deemed an original for all purposes.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

                                FOOTHILL CAPITAL CORPORATION,
                                a California corporation



                                By: /s/ Kevin Belanger
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                                Title: VICE PRESIDENT



                                BLUEGREEN CORPORATION,
                                a Massachusetts corporation



                                By: /s/ John F. Chiste
                                    --------------------------------------------
                                Title: CFO, TREASURER





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